Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces Final Results of Transferable Rights Offering

BOSTON – June 11, 2020 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) announced the final results of its transferable rights offering, which entitled holders of rights to purchase one new share of common stock for every four rights held at a subscription price of $10.2163 per share. The rights offering expired on June 5, 2020 at 5:00 p.m., Eastern Standard Time (EST).

The Company received total subscription requests for 26,158,198 shares of common stock, including primary subscriptions for 11,223,943 shares and over-subscription requests for an additional 14,934,255 shares. The primary subscription participation rate of 87% resulted in only 1,688,510 shares available to fill over-subscription requests.

In total, the Company sold 12,912,453 shares of its common stock for aggregate gross proceeds of approximately $131.9 million.

Proration of any available over-subscription shares will be made in accordance with the procedures described in the prospectus for the rights offering and confirmations of shares purchased will be mailed to participants on or before June 16, 2020. Any excess payment to be refunded to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable after the confirmations are sent to the participants. No interest will be paid on any amounts refunded. Participants in the rights offering will receive a confirmation showing the number of shares purchased pursuant to the exercise of the primary subscription rights, the number of shares, if any, acquired pursuant to the over-subscription privilege, the per share and total purchase price for such shares, and any additional amount payable to the Company by the participating rights holder or any excess amount to be refunded by the Company to the participating rights holder, in each case based on the $10.2163 subscription price.

The Company expects to use the net proceeds of this offering to (i) repay outstanding indebtedness, including indebtedness under the BCSF Revolving Credit Facility and the JPM Credit Facility, in an aggregate amount equal to at least $100 million, in order to continue to maintain an appropriate level of debt in a challenging market environment, (ii) support our existing portfolio companies, particularly in light of current market conditions, and (iii) make opportunistic investments, in accordance with our investment objectives and policies, in assets that BCSF Advisors, LP believes have become undervalued due to the current extreme market volatility, and on more attractive terms than we would otherwise be able to obtain under typical, less volatile market conditions.

J.P. Morgan, BofA Securities and Morgan Stanley acted as Dealer Managers for the offering.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through March 31, 2020, BCSF has invested approximately $3,675.5 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com